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Exhibit 23.1 Consent of Crowe, Chizek and Company L.L.P. Independent Public
Accountants to incorporation by reference

                                  CROWE CHIZEK


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Shopsmith, Inc. and Subsidiaries on Form S-8 (Registration No. 33-26463, 33-64663, 33-67898, and 333-17437) of our report on our audits of the consolidated financial statements and financial statement schedule of Shopsmith, Inc. and Subsidiaries as of March 30, 2002 and March 31, 2001 and for the years ended March 30, 2002, March 31, 2001 and April 1, 2000, which report is included in this Annual Report on Form 10-K.




                                         Crowe, Chizek and Company LLP
Columbus, Ohio
May 28, 2002






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